AMENDMENT TO
OFFER LETTER AGREEMENT

This Amendment (“Amendment”) to that certain Offer Letter Agreement (the “Agreement”) dated June 9, 2023, by and between NCR Voyix Corporation (formerly NCR Corporation), a Maryland corporation (the “Company”), and Brian Webb-Walsh (“Executive”), is made and entered into effective as of March 13, 2024 (the “Effective Date”).
BACKGROUND

The Company and Executive mutually desire to amend the Agreement as set forth in this Amendment.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. The first paragraph under the section entitled “Executive Severance and Change-in-Control Benefits” in the Agreement is hereby and deleted and replaced in its entirety with the following:
“You will participate in and be subject to the terms of the Company’s Amended & Restated Executive Severance Plan, adopted March 13, 2024 (the “2024 Executive Severance Plan”), pursuant to the terms of such plan applicable to the Company’s Chief Financial Officer.”
2. The last two sentences under the section entitled “Sign-On Bonus” are hereby deleted and replaced in their entirety with the following:
“Please be aware that, if you resign your position, other than for Good Reason (as defined in this document), within twelve (12) months of your first day of employment with NCR, you will be required to repay this cash payment in the full amount and NCR may offset the repayment amount of this cash payment from any remaining amounts NCR owes you. It’s your responsibility to contact your manager to arrange for repayment of this cash payment within 60 days of your resignation if you resign within twelve months.”
3. Subject to the amendment set forth above, the Agreement shall remain in full force and effect in accordance with its terms.
4. This Amendment may be executed in two or more counterparts, which taken together shall constitute one instrument.
(signatures on following page)

IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

NCR VOYIX CORPORATION
By: /s/ Kelli E. Sterrett
Name: Kelli E. Sterrett
Title: Executive Vice President, General Counsel and Secretary

EXECUTIVE
/s/ Brian Webb-Walsh
BRIAN WEBB-WALSH